Exhibit 10.4

FORM OF RESTRICTED STOCK UNIT AGREEMENT

PURSUANT TO THE

ACADIA HEALTHCARE COMPANY, INC.

INCENTIVE COMPENSATION PLAN

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Participant:

Grant Date:

Number of Restricted Stock Units Granted:

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THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is entered into by and between Acadia Healthcare Company, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Acadia Healthcare Company, Inc. Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Restricted Stock Units (“RSUs”) provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation by Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.

2. Grant of Restricted Stock Units. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of RSUs specified above (the “Award”), on the terms and conditions set forth in this Agreement and in the Plan. The RSUs will be settled in accordance with Section 4.

3. Vesting.

(a) General. Except as otherwise provided herein, the Award shall vest on the date the Committee determines whether the performance targets were achieved for the ____ calendar year (the date of such determination being the “Normal Vesting Date”), provided the

Participant has remained in continuous service with the Company or any of its Subsidiaries until the Normal Vesting Date, and the number of shares of Common Stock payable pursuant to this Award upon such vesting shall be determined based on the Company’s achievement of the performance targets set forth in the attached Schedule I during the period beginning ________ and ending ________ (the “Performance Period”).

(b) Termination without Cause or with Good Reason, or Due to Death, Disability, or Retirement. Notwithstanding the foregoing or any other provision in the Plan or, if applicable, an employment or other agreement between the Company and the Participant, if, prior to the Normal Vesting Date, (i) the Participant’s employment is terminated without Cause (as defined in an employment agreement or other agreement between the Company and the Participant or, if no such agreement is in effect at the time of Termination, as defined below) or with Good Reason (as defined in an employment agreement or other agreement between the Company and the Participant or, if no such agreement is in effect at the time of Termination, as defined below); (ii) the Participant’s employment is terminated due to the Participant’s death or Disability (as defined in an employment agreement or other agreement between the Company and the Participant or, if no such agreement is in effect at the time of Termination, as defined below); or (iii) the Participant retires from employment (“Retirement” is defined below), the Award shall be treated as vesting on the Normal Vesting Date as if the Participant had remained employed by the Company until the Normal Vesting Date; provided, however, that in the event of Retirement, the Participant is eligible to vest only in those RSUs allocated to the calendar year(s) within the Performance Period that ended prior to the Participant’s Retirement. The number of shares of Common Stock payable upon any such vesting shall be determined according to the performance criteria set forth in the attached Schedule I, based on the Company’s actual performance during the Performance Period or applicable portion thereof.

(c) Accelerated Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the RSUs at any time and for any reason.

(d) Forfeiture. Subject to the provisions of Section 3(c), all unvested RSUs shall be immediately forfeited upon the Participant’s Termination for any reason other than as provided in Section 3(b).

(e) Definitions. For purposes of this Agreement:

(i) “Cause” shall mean with respect to Participant one or more of the following: (i) the conviction of or plea of nolo contendere to a felony or other crime involving moral turpitude or the conviction of any crime involving misappropriation, embezzlement or fraud with respect to the Company or any of its Subsidiaries or any of their customers, suppliers or other business relations, (ii) conduct outside the scope of Participant’s duties and responsibilities under this Agreement that causes the Company or any of its Subsidiaries substantial public disgrace or disrepute or economic harm, (iii) repeated failure to perform duties consistent with this Agreement as reasonably directed by the Company’s board of directors, (iv) any act or knowing omission aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the disadvantage or detriment of the Company and its Subsidiaries, (v) breach of fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (vi) an administrative or other proceeding results in the suspension or debarment of Participant from participation in any contracts with, or programs of, the United States or any of the fifty states or any agency or department thereof, or (vii) any other material breach by Participant of this Agreement or any other agreement between Participant and the Company or any of its Subsidiaries, which is not cured to the reasonable satisfaction of the Company’s board of directors within thirty (30) days after written notice thereof to Participant.

(ii) “Disabled” shall mean with respect to Participant that, as a result of his incapacity due to physical or mental illness, Participant is considered disabled under the Company’s long-term disability insurance plans or, in the absence of such plans, Participant is unable to perform the essential duties, responsibilities and functions of his position with the Company as a result of any mental or physical disability or incapacity even with reasonable accommodations of such disability or incapacity provided by the Company and its Subsidiaries or if providing such accommodations would be unreasonable, all as determined by the Company’s board of directors in its good faith judgment. Participant shall cooperate in all respects with the Company if a question arises as to whether he has become Disabled (including, without limitation, submitting to an examination by a medical doctor or other health care specialists selected by the Company and authorizing such medical doctor or such other health care specialist to discuss Participant’s condition with the Company).

(iii) “Good Reason” means the Participant’s resignation of employment with the Company as a result of one or more of the following actions (in each case taken without the Participant’s written consent): (A) a reduction in the Participant’s base salary (other than as part of an across-the-board reduction that (I) results in a 10% or less reduction of the Participant’s base salary as in effect on the date of any such reduction or (II) is approved by the chief executive officer of the Company); (B) a material diminution of the Participant’s job duties or responsibilities inconsistent with the Participant’s current position; or (C) a relocation of the Company’s principal executive offices and corporate headquarters outside of a thirty (30) mile radius of Nashville, Tennessee; provided that, none of the events described in clauses (A) through (C) above shall constitute Good Reason unless the Participant shall have notified the Company in writing describing the event which constitutes Good Reason within ninety (90) days after the occurrence of such event and then only if the Company shall have failed to cure such event within thirty (30) days after the Company’s receipt of such written notice and the Participant elects to terminate his employment as a result at the end of such thirty (30) day period.

(iv) “Retirement” means, at the time of the Participant’s Termination, such Participant is at least 55 years old and has been employed by the Company for a minimum of five (5) years.

4. Delivery of Shares.

(a) Within thirty (30) days following the Normal Vesting Date and subject to Section 3, the Participant shall receive the number of shares of Common Stock determined in accordance with Schedule I based on the Company’s achievement of the performance criteria set forth therein.

(b) Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of the shares of Common Stock underlying the RSUs, except as otherwise specifically provided for in the Plan or this Agreement.

(c) If permitted by the Company, the Participant may elect, subject to the terms and conditions of the Plan and any other applicable written plan or procedure adopted by the Company from time to time for purposes of such election, to defer the distribution of all or any portion of the shares of Common Stock that would otherwise be distributed to the Participant hereunder (the “Deferred Shares”), consistent with the requirements of Section 409A of the Code. Upon the vesting of RSUs that have been so deferred, the applicable number of Deferred Shares shall be credited to a bookkeeping account established on the Participant’s behalf (the “Account”). Subject to Section 5 hereof, the number of shares of Common Stock equal to the number of Deferred Shares credited to the Participant’s Account shall be distributed to the Participant in accordance with the terms and conditions of the Plan and the other applicable written plans or procedures of the Company, consistent with the requirements of Section 409A of the Code.

5. Dividends; Rights as Stockholder. During the term of this Agreement, the Participant shall receive dividend equivalent rights at the time of any payment of dividends to stockholders of the Company equal to any cash or stock dividend that would have been distributed to the Participant if each RSU was instead an issued and outstanding share of Common Stock owned by the Participant. Such dividend equivalent rights shall be credited to a dividend book entry account on behalf of the Participant and accumulated, without interest, and paid on the date the RSUs to which such dividend equivalent rights relate are settled in accordance with Section 4. If the RSUs with respect to which such cash or stock dividends relate are forfeited, the dividend equivalent rights shall also be forfeited and terminate, without further obligation on the part of the Company. Except as otherwise provided herein, the Participant shall have no rights as a stockholder with respect to any shares of Common Stock issuable hereunder unless and until the Participant has become the holder of record of such shares.

6. Non-Transferability. No portion of the RSUs may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than by will or the laws of descent and distribution, unless and until payment is made in respect of vested RSUs in accordance with the provisions hereof and the Participant has become the holder of record of the vested shares of Common Stock issuable hereunder.

7. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

8. Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this

Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder or by the Participant’s delivery of shares of Common Stock already owned.

9. Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

10. Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

11. No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or its Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

12. Compliance with Laws. The grant of RSUs or the issuance of shares of Common Stock pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law, rule regulation or exchange requirement applicable thereto. The Company shall not be obligated to issue the RSUs or any shares of Common Stock pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the settlement of the RSUs, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

13. Section 409A of the Internal Revenue Code. This Award is intended to comply with Section 409A of the Internal Revenue Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. Notwithstanding the foregoing, the Company does not make any representation to the Participant that the RSUs awarded pursuant to this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant for any tax, additional tax, interest or penalties that the Participant may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto is deemed to violate any of the requirements of Section 409A. Notwithstanding any provision in the Plan or this Agreement to the contrary, to the extent it is determined that any payments under this Agreement constitute “deferred compensation” under Section 409A that is payable on the Participant’s “separation from service” (as defined in Section 409A), and that the Participant is a “specified employee,” as such term is defined in section 409A(a)(2)(B)(i) of the Code, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under section 409A of the Code, the timing of such payments shall be delayed until the earlier of six months and one day after the Participant’s separation from service or the date of the Participant’s death, at which time the Company shall issue to the Participant all shares that the Participant would have otherwise received through the delayed payment date. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Participant is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

14. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

15. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

17. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

18. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

19. Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the Award of RSUs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the RSUs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of ________________.

ACADIA HEALTHCARE COMPANY, INC.

By:

Name:

Title:

PARTICIPANT

Name:

SCHEDULE I

Performance Criteria

[To be inserted upon grant.]